                                                                    EXHIBIT 23.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated November 22, 2002, except as to Note 13, which is as of August 5, 2004, and except for Note 14, as to which the date is September 28, 2004, relating to the financial statements and financial statement schedule of PeopleSupport, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


Los Angeles, California
September 28, 2004